                                                                                                               EXHIBIT 11.1


                                            CALCULATION OF EARNINGS PER SHARE
                                           OF INTERNATIONAL TOTAL SERVICES, INC.

                                                     THREE MONTHS ENDED
                                                        JUNE 30,                         YEARS ENDED MARCH 31,
                                              -----------------------------------------------------------------------------
                                                     1997         1996            1997            1996             1995
                                              -----------------------------------------------------------------------------
                                                         (UNAUDITED)
Reconciliation of net earnings (loss) per
 statement of earnings to amount used
 in earnings per share computation:

Net earnings (loss)                                $852,940     $422,120        $1,695,790      $1,037,583      ($717,632)

Less: Preferred dividend requirements                     0        4,000            16,000          16,000         16,000
                                              -----------------------------------------------------------------------------
NET EARNINGS (LOSS), AS ADJUSTED                    852,940      438,120         1,679,790       1,021,583       (733,632)
                                              =============================================================================
Weighted average number of shares
 outstanding                                      3,654,985    5,899,898         5,061,278       5,730,756      6,247,852

Plus: additional shares related to grants to
 officers within the one year period prior to
 filing of the registration statement,
 assumed to be outstanding through-out
 all periods presented                                    0       45,124            28,202          45,124         45,124
                                              ----------------------------------------------------------------------------
Weighted average number of shares
 outstanding as adjusted                          3,654,985    5,945,022         5,089,480       5,775,880      6,292,976
                                              ============================================================================
Earnings (loss) per share                             $0.23        $0.07             $0.33           $0.18         ($0.12)
                                              ============================================================================

